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                                                                   EXHIBIT 10.43

                               INPUT/OUTPUT, INC.
                              ANNUAL INCENTIVE PLAN

                           Effective November 3, 1999

                                     Purpose

            The purpose of the Input/Output, Inc. ("I/O") Annual Incentive Plan is to advance the interests of I/O and its stockholders by providing employees with annual incentive compensation which is tied to the achievement of preestablished and objective performance goals.

                                    ARTICLE I
                                   Definitions

            For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

            "Base Pay" means the gross annual base pay of a Participant (exclusive of bonuses and Incentive Amounts and any compensation under any other employee compensation or benefit plans of the Company) paid or to be paid, as the case may be, to a Participant with respect to the Incentive Year in question, according to the books and records of the Company and its Subsidiaries.

            "Board" means the board of directors of the Company.

            "Book Equity" means an amount equal to the average Company consolidated stockholders' equity for the Incentive Year, being the average of the four quarters' stockholders equity amounts (each computed as beginning stockholders' equity plus ending stockholders' equity for that quarter, divided by two), where stockholders' equity shall include the amounts attributable to common stock preferred stock, and retained earnings and shall be derived from the Company's consolidated balance sheet as of the beginning and end of each quarter during the Incentive Year, prepared in accordance with GAAP.

            "Committee" has the meaning assigned to it in Article II.

            "Company" means I/O, a Delaware corporation.

            "Employee" shall mean any regular full-time hourly or salaried domestic employee of the Company or one of its Subsidiaries, excluding employees covered by a collective bargaining agreement or any individuals classified as independent contractors (even if a governmental agency or other entity would classify such individuals differently).

            "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through the Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods so as to properly reflect the financial condition and the results of operations of the Company and its





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Subsidiaries, except that any accounting principle or practice required to be changed by such Financial Accounting Standards Board (or other appropriate board or committee of such board) in order to continue as a generally accepted accounting principle or practice may so be changed.

            "Incentive Amount" means the amount payable to a Participant calculated pursuant to Article IV of the Plan.

            "Incentive Pool" means the amount calculated pursuant to Article IV from which the Incentive Amounts shall be paid.

            "Incentive Year" means the fiscal year of the Company and its Subsidiaries with respect to which an Incentive Amount is calculated.

            "Participant" means an Employee who is eligible for participation in the Plan and who, on the particular Payment Date, is, subject to Article V, then employed by the Company or any of its Subsidiaries.

            "Payment Date" means the business day selected by the Committee upon which the Committee shall make final Incentive Amount calculations in accordance with Article IV, which shall be a date approximately sixty (60) days after the end of the Incentive Year and, in any event, after the Company's independent accounting firm issues its audit report on the Company's consolidated financial statements with respect to the Incentive Year in question.

            "Plan" means the I/O Annual Incentive Plan, as it may be amended from time to time.

            "Pool Percentage" shall be twenty percent (20%), unless otherwise determined by the Committee in its sole discretion, or as otherwise provided herein.

            "Profits Before Taxes" or "PBT" means with respect to a Payment Date, the sum of (i) the net income, before provision for income taxes and preferred stock dividends, of the Company and its Subsidiaries for the Incentive Year in question determined by reference to the Company's audited consolidated statement of earnings for such Incentive Year prepared in accordance with GAAP, plus (ii) the total of all direct Incentive Amounts for the Participants under the Plan accrued in determining such amount for such Incentive Year. In determining the annual PBT, gains or losses from certain non-recurring or extraordinary transactions, such as sales of assets (excluding regular sales from inventory), reorganizations, acquisitions, divestitures or other capital or financial transactions (as determined by the Committee in its sole discretion), shall be excluded.

            "Return on Book Equity" means, unless otherwise specified herein or determined by the Committee, an amount computed by multiplying the applicable Return on Book Equity Percentage times Book Equity for the Incentive Year in question.

            "Return on Book Equity Percentage" shall be eight percent (8%), unless otherwise determined by the Committee in its sole discretion, or as otherwise provided herein.

            "Subsidiary" means any corporation, 100% of the voting stock of which is owned directly or indirectly (through other Subsidiaries) by the Company.




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                                   ARTICLE II
                                 ADMINISTRATION

            Subject to the terms of this Article II, the Plan shall be administered by the Compensation Committee (the "Committee") of the Board. Subject to the terms hereof; the Committee shall interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems necessary or advisable. In this regard, the Committee may consider and give appropriate weight to input from representatives of management of the Company regarding the contributions or potential contributions to the Company or a Subsidiary of certain employees, or potential employees, of the Company or any Subsidiary.

            The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary Except as provided below, any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties, including the Company and all Participants.

            During an Incentive Year, the Committee shall have discretion to adjust Profits Before Taxes, Return on Book Equity Percentage, Pool Percentage and percentage allocations of the Incentive Pool, provided that these adjustments are made during the first six (6) months of an Incentive Year.

                                   ARTICLE III
                                   ELIGIBILITY

            All Employees shall be eligible to become a Participant in this Plan after the completion of six (6) months of consecutive service with the Company or a Subsidiary. Any Employee who is hired after the commencement of a Incentive Year shall participate in the Plan on a pro rata basis (based on such Employee's total days of service with the Company or a Subsidiary divided by 365), provided that such Employee has first completed six (6) consecutive months of service with the Company or Subsidiary. Employees who participate in this Plan may also participate in other incentive or benefit plans of the Company or any Subsidiary.

                                   ARTICLE IV
                                INCENTIVE AMOUNT

             Subject to and in accordance with the terms of this Plan, on each Payment Date, the Committee shall compute the Incentive Pool by reference to
    (I) Profits Before Taxes and (ii} Return on Book Equity, for the particular Incentive Year in question. The Incentive Amounts shall be calculated as follows:

                  (a) First, Profits Before Taxes shall be reduced by the Return on Book Equity amount



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                  (b) Second, the difference between Profits Before Taxes and the Return on Book Equity amount shall be multiplied by the Pool Percentage, with the resulting product being the Incentive Pool; the Incentive Pool shall be reduced by the Company's or a Subsidiary's portion of any FICA amounts required to be paid on the total Incentive Amounts;

                  (c) Third, provided that the Incentive Pool exceeds $500,000, each Participant shall be entitled to receive an Incentive Amount calculated as his pro rata portion of an amount equal to fifty percent (50%) of the Incentive Pool, with pro rata being computed on the basis of a Participant's Base Pay for the Incentive Year in question compared to the total Base Pay of all Participants for such Incentive Year;

                  (d) Fourth, the Committee shall allocate the remaining fifty percent (50%) of the Incentive Pool to the Employees in such manner as determined by the Committee in its sole discretion, or if Incentive Pool does not exceed $500,000, then the Committee shall have discretion to allocate the Incentive Pool to Employees in a manner determined in its sole discretion; and

                  (e) Notwithstanding the foregoing, with respect to the Incentive Years commencing on June 1, 1999 (Incentive Year 2000) and June 1, 2000 (Incentive Year 2001), the following adjustments shall be made for purposes of calculating the Incentive Pool: (i) for the Incentive Year commencing in 1999, Profits Before Taxes (including where Profits Before Taxes is a negative or loss amount) shall be increased by $32,000,000 and the Return on Book Equity Percentage shall be zero percent (0%); and (ii) for the Incentive Year commencing in 2000, Profits Before Taxes (including where Profits Before Taxes is a negative or loss amount) shall be increased by $16,000,000 and the Return on Book Equity Percentage shall be four percent (4%); provided however that in any case, the minimum Incentive Pool amount with respect to each of the 2000 and the 2001 Incentive Years shall be $500,000.

                                    ARTICLE V
               PAYMENT OF INCENTIVE AMOUNTS AND GENERAL PROVISIONS

            5.1 Payment Dales. As a condition to eligibility for receipt of an Incentive Amount with respect to any particular Incentive Year, a Participant shall be required to be in the employ of the Company or one of its Subsidiaries through the applicable Payment Date, unless (i) such Participant terminated his or her employment during such period due to retirement from the Company and its Subsidiaries in accordance with the standard retirement policies of the Company and its Subsidiaries then in effect, (ii) the Participant, while in the employ of the Company or one of its Subsidiaries, became totally and permanently disabled (as that term is defined in Section 22(e) of the Internal Revenue Code of 1986, as amended) or (iii) the Participant dies while employed by the Company or a Subsidiary. In such cases, the Participant or his estate, if applicable, shall be entitled to a pro rata portion of the Incentive Amount payable with respect to that Participant and the applicable Incentive Year.



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            5.2 PARTIAL FISCAL YEARS. In the event that the Company and its
Subsidiaries adopt any different fiscal year which results in a fiscal year having less than twelve months, the Committee shall, in its sole discretion, award Incentive Amounts computed as provided in Article IV (but adjusted by the Committee, based on its sole discretion, for such shortened fiscal year).

            5.3 NO RIGHTS TO INCENTIVE AMOUNT. The prospective recipient of an Incentive Amount shall not have any rights with respect to any Incentive Amount, or any portion thereof, until the Payment Date and only then until such Incentive Amount is actually granted by the Committee to such Participant in accordance with the terms of the Plan. The Incentive Amounts will only be paid, if after consideration of such payment, the Company is not in default of any material provision on outstanding debt as determined by the Committee.

                                   ARTICLE VI
                           AMENDMENT OR DISCONTINUANCE

            The Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part;

                                   ARTICLE VII
                                      TERM

            The effective date of this Plan shall be November 3, 1999. Unless sooner terminated by action of the Board, the Plan will terminate on May 31, 2010. Incentive Amounts under the Plan may not be granted after that date, but Incentive Amounts granted before that date will continue to be effective in accordance with their terms and conditions.

                                  ARTICLE VIII
                   RECAPITALIZATION, MERGER AND CONSOLIDATION

            The existence of this Plan and the Incentive Amounts granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

            9.1 NON-ASSIGNABILITY. Subject to Section 5.1 hereof, no interest of a Participant in any Incentive Amount awarded under the Plan may be transferred, alienated, assigned or encumbered other than by will or pursuant to the laws of descent and distribution.



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            9.2 NO RIGHT TO CONTINUE EMPLOYMENT. Nothing in the Plan confers upon any employee the right to continue in the employ of the Company or interferes with or restricts in any way the right of the Company to discharge any employee at any time (subject to any contract rights of such employee).

            9.3 TAX REQUIREMENTS. The Company (and, where applicable, its Subsidiaries) shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company an amount sufficient to satisfy all applicable taxes required by law to be withheld with respect to any payment of any Incentive Amount to a Participant.

            9.4 INDEMNIFICATION OF BOARD AND COMMITTEE. No member of the Board or the Committee, nor any officer, employee or agent of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and every officer, employee or agent of the Company acting on their behalf shall, to the fullest extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation. Each member of the Board and the Committee shall, in the performance of his or her duties under the Plan, be fully protected in relying in good faith upon the audited and unaudited financial statements of the Company as contemplated by the terms of the Plan.

            9.5 EFFECT ON PARTICIPATION. The grant of an Incentive Amount to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, as the case may be, participation in any other future grant of Incentive Amounts under the Plan or otherwise, or in any other compensation or benefit plan of the Company or in any of its Subsidiaries currently existing or hereafter established.

            9.6 OTHER COMPENSATION AGREEMENTS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

            9.7 GENDER AND NUMBER. Where the context permits, words in the masculine gender shall include the feminine and neuter genders, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form.

                                    ARTICLE X
                             UNFUNDED STATUS OF PLAN

            The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any Incentive Amounts granted but not yet paid to a Participant by the Company. nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company. In its sole discretion, the Committee may authorize the creation of. trusts or other arrangements to satisfy the Plan provisions concerning payments with respect to awards of Incentive Amounts; provided, however, that the creation or existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.




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                 EXECUTED this         day of            , 1999
                              --------       ------------




                                  INPUT/OUTPUT, INC

                                  By:
                                     ---------------------------------------
                                  Name:
                                       -------------------------------------
                                  Title:
                                        ------------------------------------



Attest:


-------------------------
Secretary